SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
The Gabelli Equity Trust Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	22-273-6509

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center
Rye, New York	10580-1422

(Address of principal executive offices)	(zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each
Title of each class to be so registered	class is to be registered
6.20% Series F Cumulative Preferred Stock	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-137298
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
The section captioned “Description of the Series F Preferred” in the Registrant’s form of Prospectus filed as part of the Registrant’s Registration Statement on Form N-2/A (No. 333-137298), dated November 6, 2006, is incorporated herein by reference.

Item 2.	Exhibits.
The following exhibits have been filed with the Securities and Exchange Commission:
(1)	Form of Certificate for Common Stock[a]

(2)	Articles of Incorporation of the Registrant[b]

(3)	Specimen Certificate for 7.20% Tax Advantaged Series B Cumulative Preferred Stock (the “Series B Preferred”)[c]

(4)	Specimen Certificate for 5.875% Series D Cumulative Preferred Stock (the “Series D Preferred”)[d]

(5)	Articles Supplementary for the Series B Preferred[c]

(6)	Articles Supplementary for the Series D Preferred[e]

(7)	Form of Articles Supplementary defining the rights of holders of the 6.20% Series F Cumulative Preferred Stock[e]

[a]	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-62323 and 811-4700; as filed with the Securities and Exchange Commission on October 13, 1995.

[b]	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-45951 and 811-4700; as filed with the Securities and Exchange Commission on February 10, 1998.

[c]	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-47012 and 811-4700; as filed with the Securities and Exchange Commission on June 11, 2001.

[d]	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-106081 and 811-4700, as filed with the Securities and Exchange Commission on October 1, 2003.

e.	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-1372981 and 811-4700, as filed with the Securities and Exchange Commission on November 6, 2006.

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Gabelli Equity Trust Inc.
(Registrant)

By:	/s/ Bruce N. Alpert

Name: Bruce N. Alpert
Title: President and Principal Executive Officer
Date: November 7, 2006